                                                                     EXHIBIT 4.2


                                [FORM OF FACE OF SECURITY]

         If this Security is an Original Issue Discount Security the following legend is applicable:

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ___________, 19__ AND THE YIELD TO MATURITY IS _____% [THE METHOD USED TO DETERMINE THE YIELD IS _______ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF _______ 19__ TO ____________, 19____ IS ___% OF THE PRINCIPAL AMOUNT OF THIS
SECURITY]

         If the registered owner of this Security is The Depositary Trust Company (the "Depositary") or a nominee of the Depositary, this Security is a Security in global form (a "Global Security") and the following legends are applicable:

         THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND UNLESS ANY PAYMENT MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISED BY ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


R-__

CUSIP

                               ALBERTSON'S, INC.

                                    Note due


         ALBERTSON'S, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successors under the Indenture, as hereinafter defined), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of __________________________ ($___________) on _____, ____, and
to pay interest thereon subject to the terms of the Indenture, from _____, 199_, or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, whichever is later, until payment of the principal hereof has been made or duly provided for. Subject to the terms of the Indenture, interest shall be payable [semiannually] on _____ and __________ of each year (each an "Interest Payment Date") commencing on __________, ____ and ending when payment of the principal hereof has been made or duly provided for, at a rate of ___________________________ (_____%) per annum computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ [or __________] (as the case may be), whether or not a Business Day, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date, or be paid as otherwise provided in the Indenture. Payment of the principal of [(and premium, if any,] and interest on this Security will be made at [the office or agency of the Company maintained for that purpose in _______, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts[; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.


         WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


                                            ALBERTSON'S, INC.



Dated:                                      By:
                                               ---------------------------------
                                                  Senior Vice President, Finance
                                                  and Chief Financial Officer


[SEAL]                                      By:
                                               ---------------------------------
                                                  Corporate Secretary





TRUSTEE'S CERTIFICATION OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES
DESIGNATED THEREIN REFERRED TO IN THE
WITHIN-MENTIONED INDENTURE.

FIRST TRUST OF NEW YORK, N.A.
 AS TRUSTEE

By:
   ------------------------------
         Authorized Officer

                         [FORM OF REVERSE OF SECURITY]


         This Security is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of May 1, 1992 (herein called the "Indenture"), duly executed and delivered by the Company to Morgan Guaranty Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided.

         This Security is one of the series designated on the face hereof [limited in aggregate principal amount to $___________]. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at the office or agency described below where Securities of this series may be presented for registration of transfer. This Security is a senior unsecured general obligation of the Company that will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

         [This Global Security represents all of the Company's _____% Notes due _____, ____ (hereinafter called the "Notes"), which are a duly authorized issue of Securities under the Indenture limited in aggregate principal amount to $___________.] So long as this Global Security shall represent all of the Notes, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in immediately available funds to DTC, or to such name or entity as is requested by an authorized representative of DTC. If at any time the Notes are no longer represented by this Global Security and are issued in definitive form ("Certificated Notes"), then the principal of, premium, if any, and interest, if any, on each Certificated Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of such Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated in the Indenture, provided that such Certificated Note is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.] Each payment of principal, premium, if any, and interest, if any, will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

         [The Securities of this series are subject to redemption [on __________ in any year commencing with the year _____ and ending with the year
_____ through the operation of the sinking fund for this series at a Redemption Price equal to [insert formula for determining the amount] [and] [at any time [on or after ______, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before __________, __%, and if redeemed] during the 12-month period beginning _____ of the years indicated:

                          REDEMPTION                               REDEMPTION
       YEAR                 PRICE                 YEAR               PRICE
- ------------------   -------------------    ----------------   -----------------





and thereafter at a Redemption Price equal to ___% of the principal amount,] [and (___)] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [insert formula for determining the amount] [,together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date: provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

         [The Securities of this series are subject to redemption (i) on ___________ in any year commencing with the year ________ and ending with the year ______ through the operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________ 19___], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _______ of the years indicated:



                  REDEMPTION PRICE                             REDEMPTION PRICE
                   FOR REDEMPTION                               FOR REDEMPTION
                  THROUGH OPERATION                             OTHERWISE THAN
                       OF THE                                  THROUGH OPERATION
    YEAR            SINKING FUND               YEAR             OF SINKING FUND
- -------------     -----------------      ----------------      -----------------





and thereafter at a Redemption Price equal to ___% of the principal amount [and
(3) under the circumstances described in the next [two] paragraph[s] at a Redemption Price equal to [insert formula for determining the amount] [,together in the case of any such redemption [(whether through the operation of the sinking fund or otherwise)] with accrued interest to the Redemption
Date: provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture]. [Notwithstanding the foregoing, the Company may not, prior to _____, redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than __% per annum.]

         [The sinking fund for this series provides for the redemption on ________ in each year, beginning with the year _____ and ending with the year
______ of [not less than] $_____ ("mandatory sinking fund") and not more than [$________] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made - in the inverse order in which they become due]].

         Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion thereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to this Security shall occur and be continuing, the entire principal amount hereof may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall [not] apply to this series of Securities.

         Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall [not] apply to this series of Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, [premium, if any,] and interest, if any, on this Security at the time, place and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Securities Register upon surrender of this Security for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for the same aggregate principal of Securities of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         [In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Security or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor

Depositary is not appointed by the Company within 90 days, (ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Security and executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Security, then the Company will issue Notes in definitive form in exchange for this Global Security. In such event, an owner of a beneficial interest in this Global Security will be entitled to have Notes equal in aggregate principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 and integral multiples thereof.]

         [Notwithstanding any provision herein to the contrary, every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security other than pursuant to clauses (i),
(ii) or (iii) of the preceding paragraph, shall be authenticated and delivered in the form of, and shall be, a Global Security.]

         As provided in the Indenture, this Security shall for all purposes be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.



                FOR VALUE RECEIVED the undersigned hereby sells,
                           assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

- -------------------------------

- -------------------------------

- -------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

- ---------------------------------------------------------
the within Global Note of ALBERTSON'S, INC. and all rights hereunder, hereby irrevocably constituting and appointing


_______________________________ attorney to transfer said Global Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:
      -------------------------


                                    SIGN HERE
                                              ----------------------------------
                                              NOTICE:  THE SIGNATURE TO THIS
                                              ASSIGNMENT MUST CORRESPOND WITH
                                              THE NAME AS WRITTEN UPON THE FACE
                                              OF THE WITHIN INSTRUMENT IN EVERY
                                              PARTICULAR, WITHOUT

                                              ALTERATION OR ENLARGEMENT OR ANY
                                              CHANGE WHATEVER.

                                              SIGNATURE GUARANTEED